UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38-3519512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Village Center Drive

Van Buren Township, Michigan 48111

(Address of principal executive offices and ZIP code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

Visteon Corporation (“Visteon”) is filing this Form 8-A solely in connection with the transfer of the listing of its common stock, par value $0.01 per share (“Common Stock”), from the New York Stock Exchange to The NASDAQ Stock Market LLC.

Item 1.	Description of Registrant’s Securities to be Registered

The description of the Common Stock as included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on October 22, 2010 (Registration No. 333-170104), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

Item 2.	Exhibits

Exhibit No.	Description

2.1	Fifth Amended Joint Plan of Reorganization, filed August 31, 2010 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Visteon Corporation filed on September 7, 2010 (File No. 001-15827)).

3.1	Second Amended and Restated Certificate of Incorporation of Visteon Corporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A of Visteon Corporation filed on September 30, 2010 (File No. 000-54138)).

3.2	Amended and Restated Bylaws of Visteon Corporation, as amended effective as of June 9, 2016 (incorporated by reference to Exhibit 3.2. to the Company’s Current Report on Form 8-K filed on June 10, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VISTEON CORPORATION

Date: December 21, 2017	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President and General Counsel

Exhibit Table

Exhibit No.	Description

2.1	Fifth Amended Joint Plan of Reorganization, filed August 31, 2010 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2010)

3.1	Second Amended and Restated Certificate of Incorporation of Visteon Corporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A of Visteon Corporation filed on September 30, 2010 (File No. 000-54138)).

3.2	Amended and Restated Bylaws of Visteon Corporation, as amended effective as of June 9, 2016 (incorporated by reference to Exhibit 3.2. to the Company’s Current Report on Form 8-K filed on June 10, 2016).

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